UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ATLANTICUS HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	58-2336689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300 Atlanta, Georgia (Address of principal executive offices)	30328 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.125% Senior Notes due 2026	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

File No. 333-255834

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities registered hereby are the 6.125% Senior Notes due 2026 (the “Senior Notes”) of Atlanticus Holdings Corporation (the “Company”). The description set forth in the section “Description of the Notes” in the Company’s prospectus supplement dated November 17, 2021 and in the section “Description of Debt Securities” in the accompanying prospectus that constitutes a part of the Company’s Shelf Registration Statement on Form S-3 (File No. 333-255834), which was declared effective by the Securities and Exchange Commission on May 13, 2021, are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

4.1

Indenture, dated as of November 22, 2021, between Atlanticus Holdings Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 22, 2021)

4.2

First Supplemental Indenture, dated as of November 22, 2021, between Atlanticus Holdings Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 22, 2021)

4.3	Form of 6.125% Senior Notes due 2026 (included as Exhibit A to Exhibit 4.2 above)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 22, 2021	Atlanticus Holdings Corporation

	By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Chief Financial Officer